Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE, dated November 18, 2008 for reference purposes only (this “Amendment”), is made by and between CASTRO MOUNTAIN VIEW, LLC, a California limited liability company, and CP6CC, LLC, a Delaware limited liability company, as tenants in common and successor in interest to THOMAS A. LYNCH; Trudy Molina Flores, Trustee of the JOLEN FLORES AND TRUDY MOLINA FLORES JOINT LIVING TRUST DATED APRIL 3, 2001; E. WILLIAM AND CHARLOTTE DUERKSEN, husband and wife; E. William and Charlotte Duerksen, Trustees of the DUERKSEN FAMILY TRUST DATED FEBRUARY 16, 1999; Daniel F. Dutton, Jr. and Joyce F. Dutton, Trustees under the DUTTON FAMILY TRUST DATED SEPTEMBER 16, 1993; Noel S. Schuurman, Trustee of the NOEL S. SCHUURMAN TRUST; THE DUARTE FAMILY PARTNERS, L.P., a California limited partnership; Marie Straube, Trustee of the MARIE ANTOINETTE CLOUGH REVOCABLE LIVING TRUST DATED JANUARY 11, 1989; and BLUE OAK PROPERTIES, INC., a California corporation (collectively the “Landlord”) and VIVUS, Inc., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

Recitals

A.                                   Tenant and Landlord’s predecessor in interest have entered into a certain Lease Agreement dated October 16, 2006 (the “Lease”) for approximately 14,237 square feet, located at 1172 Castro Street, which is part of a two- building complex (“Complex”) in the City of Mountain View, County of Santa Clara, California (“Premises”).

B.                                     Tenant and Landlord now desire to extend the term of the Lease on the terms and conditions set forth below.

Agreement

1.                                       Extension of Term:  The current term of the Lease expires on July 31, 2009. Landlord and Tenant have agreed to extend the lease term for an additional twenty four (24) months commencing on August 1, 2009 and ending on July 31, 2011 (the “Extended Term”).  All references to “Lease Term” in the Lease shall also include the Extended Term, and the “Lease Expiration Date” shall be July 31, 2011.

2.                                       Fixed Minimum Rent:  The Minimum Rent shall be as follows for the Extended Term:

Period	Minimum Rent (per leaseable square foot)	Minimum Rent (total per month)
August 1, 2009-July 31, 2011	$1.64	$23,348.68

Total of Fixed Minimum Rent and Additional Rent:  Notwithstanding anything to the contrary contained herein or in the Lease, the Fixed Minimum Rent during the Extended Term shall be adjusted either up or down, such that the total of Fixed Minimum Rent and Additional Rent shall be $3.00 per square foot, per month.  Landlord may not require Tenant to contract or pay for directly any services or other items that are included in Additional Rent as of the date hereof.

3.                                       Additional Rent:  The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of Leased Premises at the time of calculation by the rentable square footage of all buildings located on the Property at the time of calculation.  Such percentage is currently 100% of the Building and 34.3% of the Complex.  In the event that any portion of the Property is sold by the Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant’s expense shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the property shall equal 100%.  Tenant’s share of Property Operating Expenses during this Extended Term is estimated to be one dollar and 36/100 ($1.36) per square foot, per month.

4.                                       Exclusive Use of the Common Conference Room

Effective August 1, 2009, Tenant shall have exclusive use, at no additional cost, of the Common Conference Room located on the first floor of the Building, consisting of approximately 400 additional square feet.  Prior to August 1, 2009, at Landlord’s sole cost, Landlord shall re-key, to be accessed by the same key, (a) the entrance door to the Common Conference Room and (b) the entrances to the Building, to allow only Tenant’s personnel to access the Common Conference Room and the Building.  Landlord shall also, at Landlord’s sole cost, concurrently therewith, remove the locks from the restrooms on the first floor of the Building.

5.                                       First Right of Refusal:  Tenant shall receive an ongoing First Right of Refusal on any vacant space located at the 1174 Castro Street building, Mountain View, CA (the “Expansion Space”).  Prior to leasing to any third party, Landlord would be required to present the terms and conditions agreed upon with a proposed third party tenant in a bona fide letter of intent that Landlord would accept without change.  Upon receipt of the notice from Landlord, Tenant would have four (4) business days to accept or reject said third party offer.  Notwithstanding the foregoing, if Landlord negotiates with the proposed tenant lease terms materially more favorable than those offered to Tenant but rejected, Landlord shall be required to submit the more favorable terms to Tenant for its review.  Tenant shall have four (4) business days after receipt of the more favorable terms to accept or reject the

Expansion Space.  If Tenant rejects the more favorable terms, Landlord shall be free to enter a lease with the proposed tenant.  Tenant’s right of first refusal shall be continuous during the Lease Term and any extension thereof.  Tenant’s rejection of any particular offer shall not relieve Landlord of its obligation to again offer any Expansion Space to Tenant at any time that the Expansion Space subsequently becomes available.

6.                                       Landlord’s Improvements:  Landlord shall make the following improvements to the Building at Landlord’s sole cost on or before January 31, 2009:

Paint and carpet in the downstairs hallway and both downstairs conference rooms

Paint and carpet in back stairwell

New ceiling tiles where necessary

Landlord shall use commercially reasonable efforts to repair HVAC system in the upstairs Telephone Room of the Premises, at a cost not to exceed $3,000, at Landlord’s sole cost on or before January 31, 2009.

Landlord shall perform all of the work described in this Section 6 in a good and workmanlike manner using new materials of good quality.  In performing such work, Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises and shall give Tenant not less than three (3) business days’ prior notice of its entry to perform such work.  Tenant shall not be required to restore the foregoing alterations or any other alterations that are in the Premises as of the date hereof.

7.                                      Option to Extend:  Tenant shall have one option to extend the term of the Lease beyond July 31, 2011 for twelve months commencing on August 1, 2011 and terminating on July 31, 2012 under the same terms and conditions as stated in the Lease under Article 15.

8.                                       Notices:  The addresses for notice pursuant to Section 27 of the Lease are updated as follows:

Tenant Notice Address:

VIVUS, Inc.

1172 Castro Street

Mountain View, CA 94040

Attn:       Timothy E. Morris, VP, Chief Financial Officer

Landlord Notice Address:

Castro Mountain View, LLC

C/O West Valley Properties, Inc.

280 Second Street, Suite 230

Los Altos, California 94022

9.                                       Miscellaneous:  All terms not specifically defined herein are as defined in the Lease.  Except as amended or modified by this Amendment, all terms and conditions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant shall be bound thereby.  This Amendment may be executed in one or more counterparts, which counterparts shall together constitute an original document.

10.                                 Lender Approval:  This Amendment is subject to and conditioned upon Landlord obtaining the approval for this Amendment from Landlord’s existing 1st mortgage lender (the “Current First Lender”).  Landlord shall use commercially reasonable efforts to obtain such approval, including delivering a copy of this Amendment to the Current First Lender within three (3) business days of the full execution of this Amendment.  Landlord shall provide prompt written notice to Tenant of its receipt of the approval of the Current First Lender to this Amendment (in which case, the condition in this Section 10 shall be deemed satisfied) or the disapproval of the Current First Lender to this Amendment (in which case, this Amendment shall be terminated and of no further force and effect).  If Landlord fails to deliver written notice to Tenant of the Current First Lender’s disapproval of this Amendment within forty-five (45) days of the date of this Amendment, the condition in this Section 10 shall be deemed satisfied.

11.                                 Use:  From and after the date hereof, the Permitted Use shall mean general office and research and development.

12.                                 SNDA:  Landlord shall promptly: (a) sign, and request that the Current First Lender sign and return to Tenant, the Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit A and (b) request that its ground lessor sign and return to Tenant the Non-Disturbance and Attornment Agreement attached hereto as Exhibit B.

Tenant:

VIVUS, Inc., a Delaware corporation

By:	/s/ Timothy E. Morris

Title:	VP Finance, Chief Financial Officer

Date:	December 16, 2008

Landlord:

Castro Mountain View, LLC
a California limited liability company

By: West Valley Properties, Inc.,
a California corporation, Manager

By:	/s/ Jon Rayden

Title:	President

Date:	November 20, 2008

By: Guardian Equity Growth, Inc.
a California corporation, Manager

By:	/s/ Jerry Moison

Title:	Manager

Date:	November 20, 2008

CP6CC, LLC, a Delaware limited liability
Company
By: Cupertino Partners VI, a California limited
Partnership, its Sole Member
By: West Valley Properties, Inc., a
California corporation
Its: General Partner

By:	/s/ Jon Rayden

Title:	President

Date:	November 20, 2008